UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2005

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities

On January 20, 2005, MBNA Corporation ("the Corporation") announced that it will take a one-time restructuring charge in the first quarter of 2005. This restructuring charge is a result of the initiation of a voluntary early retirement program and a voluntary employee severance program. During the last several years, the Corporation has taken steps to reduce its expenses through reduced hiring and other programs. Despite these efforts, MBNA remains staffed, particularly in management positions, at a level higher than anticipated business needs require. The Corporation believes the voluntary early retirement and severance programs will assist the Corporation in achieving staffing levels that meet expected future business needs and make MBNA more efficient.

The restructuring charge is expected to total approximately $300 million to $350 million pre-tax and result in anticipated pre-tax expense savings of approximately $150 million in 2005 and $200 million in 2006. Approximately 95% of the restructuring charge will result in future cash expenditures for the Corporation. Following the end of the voluntary early retirement and severance programs in March 2005, the Corporation will undertake a review of its operations and look for opportunities to consolidate some of its facilities. The Corporation may incur additional expenses for the disposition of fixed assets related to this consolidation.

This report includes forward-looking statements and estimates concerning the restructuring charge. Such statements and estimates are subject to risks and uncertainties that may cause the Corporation’s actual performance to differ materially from that set forth in such forward-looking statements and estimates. For example, the actual number and identity of people participating in the early retirement and severance programs, and the overall impact of the restructuring on the Corporation’s business, could affect the amount of the charge and the actual expense reductions in 2005 and 2006. Other factors that could cause the Corporation’s actual financial performance to differ materially from that set forth in the forward-looking statements and estimates contained herein include, but are not limited to, those described in "Important Factors Regarding Forward-Looking Statements" of the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The estimates contained in this report represent the current estimates of the Corporation and the Corporation undertakes no obligation to update publicly or revise any such estimates or other forward-looking statements contained in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: January 20, 2005	By:	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer